Exhibit 10.1E

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXECUTION VERSION

FORBEARANCE AGREEMENT

FORBEARANCE AGREEMENT, dated as of May 14, 2013 (this “Agreement”), relating to the Credit Agreement dated as of July 6, 2010 (as amended or otherwise modified, the “Credit Agreement”) among Oxford Mining Company, LLC, an Ohio limited liability company (the “Borrower”), the banks, financial institutions and other institutional lenders party thereto (together with their respective successors and assigns, the “Lenders”), Fifth Third Bank, as the Initial Issuing Bank, Citibank, N.A., as the Swing Line Bank, and Citicorp USA, Inc., as administrative agent for the Lenders (the “Administrative Agent”), and guaranteed by Oxford Resource Partners, LP, a Delaware limited partnership (the “MLP”), and each of the Subsidiary Guarantors, each listed on Schedule I hereto (collectively, the “Guarantors”).

WITNESSETH:

WHEREAS, the Borrower has advised the Administrative Agent and the Lenders that, as of May 15, 2013 and thereafter, it will fail to comply with the financial covenants in Sections 5.04(a) and 5.04(b) of the Credit Agreement calculated as of the end of the fiscal quarter ending March 31, 2013, which failures constitute immediate Events of Default under the Credit Agreement (the “Specified Defaults”);

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent have been in ongoing negotiations regarding a restructuring of the Credit Agreement (the “Restructuring”) on the terms summarized in Schedule II hereto (the “Restructuring Terms”);

WHEREAS, in order to allow time for the Borrower, the Guarantors, the Lenders and the Administrative Agent to complete the negotiation of and implement the Restructuring, the Borrower and the Guarantors have advised the Lenders that they are in agreement with the Restructuring Terms and have asked the Lenders to forbear from exercising default-related remedies against the Borrower and the Guarantors on account of the Specified Defaults for a limited period of time and upon the terms and conditions set forth herein; and

WHEREAS, the Lenders party hereto (the “Participant Lenders”), who constitute the Required Lenders, are willing, upon the terms and conditions set forth herein, to so forbear for the limited period described below;

NOW, THEREFORE, in consideration of the foregoing, the covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. As used in this Agreement, the following terms have the meanings specified below:

“Early Termination Event” means the occurrence of any of the following:

(i)     the Borrower or any Guarantor shall increase the collateral provided, or provide new or additional collateral, to any insurance company or other issuer of a surety bond or similar instrument as credit support for a Person’s reimbursement obligations to such insurance company or other institution acting as issuer of such surety bond or similar instrument, including any Surety Bond Support Letters of Credit;

(ii)     any Debt of the Borrower or any Guarantor, other than the Advances, in excess of $250,000 is accelerated or the holder of such other Debt exercises any remedies on account of any failure to pay or other default; or

(iii)     the Borrower or any Guarantor fails to comply with any provision of this Agreement and such failure continues for more than three Business Days after notice thereof from the Administrative Agent.

“Forbearance Effective Date” has the meaning given it in .

“Forbearance Period” means the period beginning on the Forbearance Effective Date and ending on the earliest of (any such occurrence being a “Termination Event”):

(i)     June 15, 2013;

(ii)     the occurrence of any Event of Default described in Section 6.01(f) of the Credit Agreement;

(iii)     the occurrence of any other Event of Default (other than (x) the Specified Defaults or (y) an Event of Default described in clause (f) of Section 6.01 of the Credit Agreement), and while such Event of Default is continuing, the Administrative Agent delivers a notice to the Borrower terminating the Forbearance Period, such termination to be effective immediately; and

(iv)     the occurrence of an Early Termination Event if the Administrative Agent, while such Early Termination Event is continuing, delivers a notice to the Borrower terminating the Forbearance Period, which termination shall be effective immediately upon delivery of such notice.

Section 2. Acknowledgments and Undertakings.

(a)     The Borrower acknowledges that, as of May 15, 2013 and thereafter, it will fail to comply with the financial covenants in Sections 5.04(a) and 5.04(b) of the Credit Agreement calculated as of the end of the fiscal quarter ending March 31, 2013, and that, as a result, Events of Default will exist as of May 15, 2013 whether or not it has not yet delivered the Compliance Certificate with respect to such fiscal quarter.

(b)     The Borrower shall furnish to the Administrative Agent prompt notice of the occurrence of any Early Termination Event.

(c)     The Borrower and each Guarantor confirms and agrees that, without limiting the generality of Section 8.05 of the Credit Agreement, they are obligated to reimburse the reasonable fees and expenses of (i) Davis Polk & Wardwell LLP, special counsel to the Administrative Agent, and (ii) Zolfo Cooper, LLC, financial advisor to the Administrative Agent. As provided in Section 8.05 of the Credit Agreement, amounts billed by each firm shall be payable upon demand.

(d)     The Borrower and the MLP each covenants that it will not make any Restricted Payment during the Forbearance Period.

(e)     The Borrower and the MLP each covenants that it will undertake to negotiate with the Lenders in good faith the documentation necessary to effectuate the Restructuring Terms (with such additional terms as they and the Lenders may agree).

Section 3. Forbearance.

(a)     The Participant Lenders agree that, during the Forbearance Period, the Participant Lenders will forbear (subject to the terms hereof) from the exercise of their default-related remedies under the Credit Agreement and the other Loan Documents or otherwise, against the Borrower and the Guarantors, solely to the extent the availability of such remedies arises exclusively from the Specified Defaults; provided that the Borrower and the Guarantors shall comply (except as otherwise expressly waived or modified under this Agreement) in all respects during the Forbearance Period with all provisions, limitations, restrictions or prohibitions that would otherwise be effective or applicable under any of the Loan Documents during the continuance of any Default or Event of Default; provided further that the agreement of the Participant Lenders temporarily to forbear shall not apply to nor preclude any remedy available to the Administrative Agent or the Lenders in connection with any proceeding commenced under any bankruptcy or insolvency law, including, without limitation, to any relief in respect of adequate protection or relief from any stay imposed under such law. The Borrower and the Guarantors acknowledge and agree that, if any Default or Event of Default other than the Specified Defaults occurs during the Forbearance Period, the Administrative Agent and the Lenders have reserved the right to, and may, exercise, at any time and from time to time, any and all rights and remedies under the Loan Documents and applicable law in connection therewith.

(b)     Upon the occurrence of a Termination Event, the agreement of the Participant Lenders hereunder to forbear from exercising their default-related remedies shall immediately terminate without the requirement of any further demand, presentment, protest or notice of any kind, all of which the Borrower and the Guarantors hereby waive to the fullest extent permitted by applicable law. The Borrower and the Guarantors agree that the Administrative Agent and the Lenders may at any time thereafter proceed to exercise any and all of their rights and remedies under any or all of the Loan Documents and applicable law, including, without limitation, their rights and remedies in connection with the Specified Defaults or any or all other Defaults or Events of Default. The Borrower and the Guarantors acknowledge and agree that all of the agreements and undertakings set forth herein shall remain in full force and effect and binding on them notwithstanding the occurrence of a Termination Event.

(c)     The Borrower and the Guarantors understand and accept the temporary nature of the forbearance provided hereby and that the Participant Lenders have given no assurances that they will extend such forbearance or provide waivers or amendments to the Credit Agreement or any other Loan Document.

(d)     Nothing in this Agreement constitutes a legal obligation to participate in the Restructuring or to execute any related documents and no such legal obligation shall arise except pursuant to mutually agreeable executed definitive documentation.

(e)     Execution of this Agreement constitutes a direction by the Participant Lenders that the Administrative Agent act or forbear from acting in accordance with its terms. Each Participant Lender agrees that, notwithstanding anything to the contrary in the Credit Agreement, the Administrative Agent shall not be required to act if directed against the Borrower or the Guarantors if such action is contrary to the terms of this Agreement.

(f)     For the avoidance of doubt, nothing herein limits the rights of the Administrative Agent or the Lenders, including during the Forbearance Period, to take any action to preserve or exercise rights or remedies against parties other than the Borrower and the Guarantors (“Third Party Rights”). For purposes of the foregoing, the Borrower and the Guarantors acknowledge and agree that execution and delivery of this Agreement shall constitute the making of any necessary demand or the giving of any necessary notice for purposes of preserving or permitting the exercise of any such Third Party Rights of the Administrative Agent and the Lenders.

(g)     The Borrower and the Guarantors acknowledge and agree that the agreement of the Participant Lenders hereunder to forbear from exercising their default-related remedies with respect to the Specified Defaults shall not constitute a waiver of such Specified Defaults and that, except as expressly set forth in this Agreement, the Lenders expressly reserve all rights and remedies that the Administrative Agent and the Lenders now or may in the future have under any or all of the Loan Documents and applicable law in connection with all Defaults (including, without limitation, the Specified Defaults) or Events of Default.

Section 4. Reference to and Effect upon the Credit Agreement.

(a)     Except as expressly set forth herein, all terms, conditions, covenants, representations and warranties contained in the Credit Agreement and the other Loan Documents, and all rights of the Administrative Agent and the Lenders and all obligations of the Borrower and the Guarantors thereunder, shall remain in full force and effect. The Borrower and the Guarantors hereby confirm that the Credit Agreement and the other Loan Documents are in full force and effect. As of the Forbearance Effective Date, any reference to the Credit Agreement or any other Loan Document shall mean such Loan Document as supplemented hereby.

(b)     Except as expressly provided herein, nothing contained in this Agreement and no action by, or inaction on the part of, any Lender or the Administrative Agent shall, or shall be deemed to, directly or indirectly (i) constitute a consent to or waiver of any past, present or future violations of any provisions of the Credit Agreement or any other Loan Document, (ii) amend, modify or operate as a waiver of any provision of the Credit Agreement or any other Loan Document or of any right, power or remedy of the Administrative Agent or any Lender thereunder or (iii) constitute a course of dealing or other basis for altering any obligations of the Borrower under the Loan Documents or any other contract or instrument.

(c)     This Agreement shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

Section 5. Representations and Warranties. To induce the Administrative Agent and the Participant Lenders to execute and deliver this Agreement, the Borrower and the Guarantors represent and warrant that:

(a)     The execution, delivery and performance by the Borrower and the Guarantors of this Agreement have been duly authorized by all necessary corporate, limited liability company or limited partnership, as applicable, action. This Agreement constitutes the legal, valid and binding obligations of the Borrower and the Guarantors, enforceable against the Borrower and the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(b)     No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority, agency, department, commission, board or instrumentality of any foreign country, the United States, any state of the United States, or any political subdivision thereof is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or the Guarantors of this Agreement.

(c)     As of the Forbearance Effective Date no Default or Event of Default exists, other than the Specified Defaults.

(d)     All information (other than projections or forecasts) heretofore furnished by or on behalf of the Borrower to the Administrative Agent and the Lenders for purposes of or in connection with this Agreement does not, and all such information hereafter furnished by or on behalf of the Borrower to the Administrative Agent and the Lenders will not, taken as a whole, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were or will be made, not materially misleading, and all projections and forecasts included in any such information have been and will be based upon good faith estimates and assumptions believed by the Borrower’s senior management to be reasonable at the time delivered, and at the time delivered represent senior management’s reasonable judgment of the future performance of the operations of the Borrower and the Guarantors.

Section 6. Release of Lender Liability.

(a)     In consideration of, among other things, the forbearance provided for herein, each of the Borrower and each Guarantor, on behalf of itself and its subsidiaries and its and their successors and assigns (the “Company Parties”), jointly and severally releases, acquits and forever discharges the Administrative Agent, the Issuing Bank, the Swing Line Bank and each Lender (collectively, the “Lender Parties”), and their respective subsidiaries, parents, affiliates, officers, directors, employees, agents, attorneys, partners, successors and assigns, both present and former (collectively, the “Lenders’ Affiliates”), from any and all manner of actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims (including, without limitation, crossclaims, counterclaims and rights of set-off and recoupment) and demands whatsoever, whether known or unknown, whether now existing or hereafter arising, whether asserted or unasserted, in contract, tort, law or equity, which the Borrower or any other Company Party has or may have against any of the Lender Parties and/or the Lenders’ Affiliates by reason of any action, failure to act, matter or thing whatsoever arising from or based on facts occurring prior to the date hereof, including, without limitation, any claim or defense that relates to, in whole or in part, directly or indirectly, (i) the making or administration of the Advances, including, without limitation, any such claims and defenses based on fraud, mistake, duress, usury or misrepresentation, or any other claim based on so-called “lender liability theories,” (ii) any covenants, agreements, duties or obligations set forth in the Loan Documents, (iii) any actions or omissions of any of the Lender Parties and/or the Lenders’ Affiliates in connection with the initiation or continuing exercise of any right or remedy contained in the Loan Documents or at law or in equity, (iv) lost profits, (v) loss of business opportunity, (vi) increased financing costs, (vii) increased legal or other administrative fees, or (viii) damages to business reputation.

(b)     In entering into this Agreement, the Borrower and the Guarantors have consulted with and been represented by counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Lender Parties or Lenders’ Affiliates and hereby acknowledge and agree that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this shall survive the termination of the Credit Agreement and the other Loan Documents and payment in full of all amounts owing thereunder.

Section 7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions that would make the laws of any other jurisdiction applicable.

Section 8. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

Section 9. Severability. The invalidity, illegality or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.

Section 10. Further Assurances. The Borrower and the Guarantors agree to take all further actions and execute all further documents as the Administrative Agent or the Borrower, as applicable, may from time to time reasonably request to carry out the transactions contemplated by this Agreement.

Section 11. Notices. All notices, requests and demands to or upon the respective parties hereto shall be given in accordance with Section 8.02 of the Credit Agreement; provided that notices to the Administrative Agent shall be given as set forth on the signature pages hereof.

Section 12. Effectiveness. This Agreement shall become effective as of the date hereof on the date (the “Forbearance Effective Date”) when the following conditions are satisfied:

(a)     the Administrative Agent shall have received from the Borrower, the Guarantors and the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof;

(b)     the Administrative Agent shall have received certificates of the chief financial officer of the Borrower and the Guarantors certifying that, to the best of his knowledge, the representations and warranties made by the Borrower and the Guarantors pursuant to of this Agreement are true and correct on and as of the Forbearance Effective Date.

Section 13. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 14. No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent and the Lenders and their respective successors and assigns. No Person other than the parties hereto and any other Lender and their successors and assigns shall have any rights hereunder or be entitled to rely on this Agreement, and all third-party beneficiary rights (other than the rights of any other Lender and its successors and assigns) are hereby expressly disclaimed.

Section 15. Limitations on Assignments; Required Lenders. In addition to, and without limiting the requirements set forth in, Section 8.08 of the Credit Agreement, each Participant Lender agrees that, during the Forbearance Period, it will not assign or participate all, or any ratable part, of its Advances, Commitments or other rights or obligations under the Loan Documents to any Person (other than a Participant Lender) unless such Person shall have agreed to be bound by this Agreement (including the forbearance granted hereunder) and any such assignment or participation shall be void in the absence of such agreement; provided, however, that the foregoing shall not be binding on the trading desk of any Participant Lender. Each Participant Lender agrees that, notwithstanding anything to the contrary in the Credit Agreement, the Administrative Agent shall be entitled to withhold its consent to, and shall not be required to give effect to, any purported assignment of such Participant Lender’s Advances, Commitments or other rights or obligations under the Loan Documents if the conditions set forth in the previous sentence are not satisfied.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	OXFORD MINING COMPANY, LLC
an Ohio limited liability company

By: /s/ Bradley W. Harris
Name: Bradley W. Harris
Title: SeniorVice President & CFO

[Signature Page - Forbearance Agreement]

GUARANTORS:

OXFORD RESOURCE PARTNERS, LP, a

Delaware limited partnership

By:     Oxford Resources GP, LLC, a Delaware

limited liability company, its general partner

By: /s/ Bradley W. Harris

Name: Bradley W. Harris

Title: Senior Vice President & CFO

OXFORD MINING COMPANY – KENTUCKY, LLC, a Kentucky limited liability company

By: /s/ Bradley W. Harris

Name: Bradlye W. Harris

Title: Senior Vice President & CFO

DAROL COAL COMPANY, LLC, an Ohio limited liability company

By: /s/ Bradley W. Harris

Name: Bradley W. Harris

Title: Vice President & Treasurer

OXFORD RESOURCE FINANCE CORPORATION, a Delaware corporation

By: /s/ Bradley W. Harris

Name: Bradley W. Harris

Title: Senior Vice President & CFO

OXFORD CONESVILLE, LLC, an Ohio limited liability company

By: /s/ Bradley W. Harris

Name: Bradley W. Harris

[Signature Page - Forbearance Agreement]

CITICORP USA, INC., as Administrative Agent

By:	/s/ Alfred W. Griffin
	Name:	Alfred W. Griffin
	Title:	Vice President

Address for Notices:

Citicorp USA, Inc.

1615 Brett Road OPS3

New Castle, Delaware 19720

Attention: Suzanna Gallagher

Email: Suzanna.Gallagher@citi.com

With a copy to:

Citicorp USA, Inc.

388 Greenwich Street

New York, New York 10013

Attention: Alfred Griffin

Email: Alfred.W.Griffin@citi.com

With a copy to:

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Attention: Damian S. Schaible Email: Damian. schaible@davispolk.com

[Signature Page - Forbearance Agreement]

Citibank, N.A., as a Lender

By:	/s/ Alfred W. Griffin
	Name:	Alfred W. Griffin
	Title:	Vice President

[Signature Page - Forbearance Agreement]

Fifth Third Bank, as a Lender

By:	/s/ Lucas J. Barnett
	Name:	Lucas J. Barnett
	Title:	Vice President

[Signature Page - Forbearance Agreement]

SOCIÉTÉ GÉNÉRALE, as a Lender

By:	/s/ Emmanuel Chesneau
	Name:	Emmanuel Chesneau
	Title:	Managing Director

[Signature Page - Forbearance Agreement]

Barclays Bank PLC, as a Lender

By:	/s/ Sreedhar R. Kona
	Name:	Sreedhar R. Kona
	Title:	Vice President

[Signature Page - Forbearance Agreement]

The Huntington National Bank, as a Lender

By:	/s/ John S. Brian
	Name:	John S. Brian
	Title:	Vice President

[Signature Page - Forbearance Agreement]

Wells Fargo, as a Lender

By:	/s/ Jeffrey Faunce
	Name:	Jeffrey Faunce
	Title:	Assistant Vice President

[Signature Page - Forbearance Agreement]

Raymond James Bank, N.A., as a Lender

By:	/s/ H. Fred Coble, Jr.
	Name:	H. Fred Coble, Jr.
	Title:	Senior Vice President

[Signature Page - Forbearance Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Didier Siffer
	Name:	Didier Siffer
	Title:	Authorized Signatory

By:	/s/ Megan Kane
	Name:	Megan Kane
	Title:	Authorized Signatory

[Signature Page - Forbearance Agreement]

SCHEDULE I

GUARANTORS

1.	Oxford Resource Partners, LP, a Delaware limited partnership

2.	Oxford Mining Company – Kentucky, LLC, a Kentucky limited liability company

3.	Daron Coal Company, LLC, an Ohio limited liability company

4.	Oxford Resource Finance Corporation, a Delaware corporation

5.	Oxford Conesville, LLC, an Ohio limited liability company

SCHEDULE II

RESTRUCTURING TERMS

[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.